                                                                    Exhibit 99.1


[LOGO]      QLT Inc.      887 Great Northern Way            t 604.707.7000
                          Vancouver, BC Canada V5T 4T5      f 604.707.7001
                                                            www.qltinc.com


n e w s   r e l e a s e


                        QLT ANNOUNCES Q3 RESULTS FOR 2004


FOR IMMEDIATE RELEASE                                           OCTOBER 21, 2004

Vancouver, Canada -- QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the third quarter ended September 30, 2004. Unless specified otherwise, all amounts are in U.S. dollars and reported under U.S. GAAP.

Q3 2004 VISUDYNE(R) SALES

For the three months ended September 30, 2004, Visudyne(R) sales were $114.0 million, an increase of 27% over the third quarter of 2003 of which 5 percentage points were attributable to positive foreign exchange effects. Visudyne sales in the U.S. for the quarter were $56.5 million, up 22% over the same period last year. Visudyne sales in the rest of the world were $57.5 million, an increase of 32% over the same period last year.

Q3 2004 EARNINGS PER SHARE (EPS)

GAAP EPS in the third quarter of 2004 was $0.24, up $0.05 from the prior year's third quarter. The increase was mainly due to strong Visudyne performance in the quarter. GAAP EPS is reported using the "not converted" basis as the company's outstanding convertible notes did not meet the test for conversion.

2004 ANNUAL GUIDANCE

Based on recent events and current trends in Visudyne sales, QLT is narrowing its Visudyne sales range from $430-$455 million to a new range of $435-$455 million, which represents top-line growth of 22% to 27% over 2003. The company has also updated GAAP EPS guidance for 2004 to $0.92 to $0.97 treating the convertible notes on a "not converted" basis or $0.87 to $0.92 on an "if-converted" basis. This represents an increase from the previous guidance of $0.86 to $0.96 on a "not converted" basis or $0.81 to $0.91 on an "if-converted" basis. The annual GAAP EPS guidance is on a stand alone basis and excludes potential effects of our pending transaction with Atrix Laboratories.

"Once again this quarter we are seeing a significant contribution to sales growth in the U.S. due to continued Visudyne utilization by retinal specialists for certain patients with the occult and minimally classic forms of age-related macular degeneration (AMD)," said Paul Hastings, President and Chief Executive Officer. "Not only has the Centers for Medicare and Medicaid Services (CMS) reimbursement contributed to further positive growth, but also, despite the seasonality typically seen in the third quarter, we are pleased to see continued growth globally."

Q3 RESULTS

QLT REVENUES

The company's revenues reached $47 million in the third quarter, growing 22% from the third quarter of 2003. QLT's share of Visudyne net profit (excluding the recovery of manufacturing and other costs) from the QLT/Novartis alliance for the third quarter was 32% of Visudyne sales.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE

R&D expenditures in the third quarter were $12 million, an increase of 26% from the third quarter of 2003. The increase was due primarily to increased expenses associated with ILK research and lemuteporfin development.

SELLING, GENERAL AND ADMINISTRATIVE (SG&A) EXPENSE

For the third quarter of 2004, SG&A expenditures were $3.0 million, representing a decrease of 19% over the third quarter of 2003. The decrease was due mainly to increased absorption of direct manufacturing overheads resulting from higher Visudyne production levels.

OTHER GAINS (AXCAN MILESTONE)

During the third quarter, the company received a milestone payment from Axcan Pharma Inc. of CAD $2.5 million (USD $1.9 million) for European approval of Photofrin. The same amount was received in the third quarter of 2003 for the approval of Photofrin in the U.S. The gain had no material incremental impact compared to the third quarter last year.

CASH AND SHORT-TERM INVESTMENTS

The company's cash and short-term investments rose from $524 million to $561 million during the third quarter of 2004.

A full explanation of how the company determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the company's periodic reports on Forms 10-Q and 10-K, under the heading "Significant Accounting Policies - Revenue Recognition." Visudyne sales are product sales by Novartis under its alliance with QLT.

ABOUT VISUDYNE

Visudyne is the only drug currently approved for the treatment of a form of wet AMD, the leading cause of legal blindness in people over the age of 50, and has been used in more than 300,000 patients worldwide. Visudyne is commercially available in more than 72 countries for the treatment of predominantly classic subfoveal CNV and in over 40 countries for occult subfoveal CNV caused by AMD. It is also approved in more than 56 countries, including the EU, U.S. and Canada, for the treatment of subfoveal CNV due to pathologic myopia (severe near-sightedness). In some countries Visudyne is also approved for presumed ocular histoplasmosis or other macular diseases. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with the Ophthalmics Business Unit of Novartis Pharma AG, and reimbursement for manufacturing and other costs.

QLT INC. -- FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In accordance with United States generally accepted accounting principles)

                                                                         THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                       SEPTEMBER 30,
(In thousands of United States dollars, except per share                    2004         2003               2004             2003
information)
----------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
REVENUES
  Revenue from Visudyne(R)                                              $ 45,704     $ 37,158          $ 129,359        $ 103,767
  Contract research and development                                          849        1,124              2,904            3,495
----------------------------------------------------------------------------------------------------------------------------------
                                                                          46,553       38,282            132,263          107,262
----------------------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
  Cost of sales                                                            7,946        6,211             22,318           17,681
  Research and development                                                12,200        9,684             32,867           32,646
  Selling, general and administrative                                      2,966        3,653             11,354           10,118
  Depreciation                                                               802          825              2,527            2,266
  Restructuring                                                                -            -                  -             (394)
----------------------------------------------------------------------------------------------------------------------------------
                                                                          23,914       20,373             69,066           62,317
----------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                                          22,639       17,909             63,197           44,945

INVESTMENT AND OTHER INCOME
  Net foreign exchange (losses) gains                                       (317)         406                297            3,320
  Interest income                                                          2,620        2,443              7,370            6,087
  Interest expense                                                        (1,583)        (773)            (4,659)            (773)
  Other gains                                                              1,912        1,813              1,912            1,813
----------------------------------------------------------------------------------------------------------------------------------
                                                                           2,632        3,889              4,920           10,447
----------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                25,271       21,798             68,117           55,392

PROVISION FOR INCOME TAXES                                                (8,570)      (8,649)           (23,103)         (19,545)
----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE EXTRAORDINARY GAIN                                        $ 16,701     $ 13,149          $  45,014        $  35,847
----------------------------------------------------------------------------------------------------------------------------------

EXTRAORDINARY GAIN                                                             -            -             10,393                -
====================================================================================================================================
NET INCOME                                                              $ 16,701     $ 13,149           $ 55,407        $  35,847
====================================================================================================================================

BASIC NET INCOME PER COMMON SHARE
  Income before extraordinary gain                                       $  0.24     $   0.19           $   0.65        $    0.52
  Extraordinary gain                                                           -            -               0.15                -
----------------------------------------------------------------------------------------------------------------------------------
  Net income                                                             $  0.24     $   0.19           $   0.80        $    0.52

DILUTED NET INCOME PER COMMON SHARE
  Income before extraordinary gain                                       $  0.24     $   0.19           $   0.64        $    0.52
  Extraordinary gain                                                           -                            0.15                -
----------------------------------------------------------------------------------------------------------------------------------
  Net income                                                             $  0.24     $   0.19           $   0.79        $    0.52

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(IN THOUSANDS)
  Basic                                                                   69,594       68,837             69,482           68,686
  Diluted                                                                 69,925       69,196             70,044           68,882
----------------------------------------------------------------------------------------------------------------------------------

QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                                                              SEPTEMBER 30,                   December 31,
(In thousands of United States dollars)                                               2004                           2003
--------------------------------------------------------------------------------------------------------------------------
(Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                       $524,115                       $262,408
  Short-term investment securities                                                  36,832                        233,022
  Accounts receivable                                                               44,893                         35,395
  Inventories                                                                       28,531                         26,808
  Deferred income tax assets                                                         5,798                         11,801
  Other                                                                             12,882                         16,150
--------------------------------------------------------------------------------------------------------------------------
                                                                                   653,051                        585,584
--------------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT                                                              51,395                         43,262
OTHER LONG-TERM ASSETS                                                               7,365                          5,876
--------------------------------------------------------------------------------------------------------------------------
                                                                                  $711,811                       $634,722
==========================================================================================================================

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                                                 $ 7,898                        $ 8,683
  Other accrued liabilities                                                          8,554                         13,574
  Deferred revenue                                                                   4,587                          6,594
--------------------------------------------------------------------------------------------------------------------------
                                                                                    21,039                         28,851

LONG-TERM DEBT                                                                     172,500                        172,500
--------------------------------------------------------------------------------------------------------------------------
                                                                                   193,539                        201,351
--------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
COMMON SHARES                                                                      409,482                        395,627
RETAINED EARNINGS (DEFICIT)                                                         47,323                        (8,084)
ACCUMULATED OTHER COMPREHENSIVE INCOME                                              61,467                         45,828
--------------------------------------------------------------------------------------------------------------------------
                                                                                   518,272                        433,371
--------------------------------------------------------------------------------------------------------------------------
                                                                                  $711,811                       $634,722
==========================================================================================================================

As at September 30, 2004, there were 69,599,190 issued and outstanding common shares and 6,506,641 outstanding options to purchase common shares.

QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                               THREE MONTHS ENDED            NINE MONTHS ENDED
(In thousands of United States dollars)                                           SEPTEMBER 30,                SEPTEMBER 30,
                                                                                  2004         2003            2004          2003
----------------------------------------------------------------------------------------------------------------------------------
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                                             $ 16,701     $ 13,149        $ 55,407      $ 35,847
       Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                                           802          825           2,527         2,266
            Amortization of deferred financial expenses                            267          122             770           122
            Unrealized foreign exchange (gain) loss                             (5,282)        (159)          2,669         1,939
            Extraordinary gain                                                       -            -         (10,393)            -
            Deferred income taxes                                                5,490        8,649          18,315        19,545
            Restructuring                                                            -            -               -          (394)
       Changes in non-cash operating assets and liabilities
            Accounts receivable                                                   (705)        (935)         (8,786)           94
            Inventories                                                         (3,650)        (791)         (1,086)       (1,083)
            Other assets                                                         1,243        7,310           3,982         3,093
            Accounts payable                                                     1,835       (1,759)         (1,481)       (4,080)
            Income taxes payable                                                (1,775)           -             (67)            -
            Accrued restructuring charge                                             -        (432)               -        (2,437)
            Other accrued liabilities                                           (1,002)       2,623          (4,874)         2,607
            Deferred revenue                                                      (178)      (1,800)         (2,094)       (6,398)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                13,746       26,802          54,889        51,121
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED (USED IN) BY INVESTING ACTIVITIES
       Short-term investment securities                                        286,798     (137,636)        192,041      (139,328)
       Purchase of property and equipment                                       (2,476)      (1,284)         (9,381)       (3,495)
       Other long-term assets                                                   (1,416)           -          (2,134)            -
       Purchase of Kinetek Pharmaceuticals Inc., net of cash
       acquired                                                                      -            -          (2,316)            -
----------------------------------------------------------------------------------------------------------------------------------
                                                                               282,906     (138,920)        178,210      (142,823)
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY FINANCING ACTIVITIES
       Long term debt (net)                                                        (18)     167,748            (123)      167,748
       Issuance of common shares                                                   186          833          13,958         3,472
----------------------------------------------------------------------------------------------------------------------------------
                                                                                   168      168,581          13,835       171,220
----------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                    22,355          836          14,773        21,504
----------------------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                      319,175       57,299         261,707       101,022
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                 204,940      171,861         262,408       128,138
----------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                      $524,115     $229,160        $524,115      $229,160
==================================================================================================================================

ABOUT QLT

QLT is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases, and dermatological and urological conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy which is one of the most successfully launched ophthalmology products. For more information, visit our web site at www.qltinc.com.

QLT Inc. will hold an investor conference call to discuss the third quarter results on Thursday, October 21st at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 416-695-5800, access code 3106048.

                                      -30-

QLT CONTACTS:

QLT Inc.:
---------
Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."


ADDITIONAL INFORMATION

In connection with QLT's proposed merger with Atrix Laboratories, Inc., QLT has filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF QLT AND ATRIX ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT QLT, ATRIX AND THE TRANSACTION. The joint proxy statement/prospectus and other relevant materials and any other documents filed by QLT or Atrix with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus and other relevant materials have been mailed to stockholders of QLT and Atrix in advance of the special meetings to consider the transaction. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by QLT by directing a request to: QLT Inc., Attn: Investor Relations, 887 Great Northern Way, Vancouver, BC, Canada, V5T 4T5. Investors and security holders may obtain free copies of the documents filed with the SEC by Atrix by contacting Atrix Laboratories, Inc., Attn:
Investor Relations, 2579 Midpoint Drive, Fort Collins, CO, 80525.

QLT, Atrix and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of QLT and Atrix in favor of the transaction. Information about the executive officers and directors of QLT and their ownership of QLT common shares is set forth in the proxy statement for QLT's 2004 Annual Meeting of Shareholders, which was filed with the SEC as Exhibit 99.1 to Form 10-K/A on April 28, 2004. Information about the executive officers and directors of Atrix and their ownership of Atrix common stock is set forth in the proxy statement for Atrix's 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of QLT, Atrix and their respective executive officers and directors in the transaction by reading the joint proxy statement/prospectus regarding the transaction.


The third quarter financial results for QLT in this press release are preliminary and unaudited and are not a complete disclosure of our quarterly financial results. Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the statements of the company's estimate of annual Visudyne sales and earnings per share for 2004. These forward-looking statements are only predictions and actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: the risk that future sales of Visudyne may be less than expected, our competitive position may change in the future, currency fluctuations in our primary markets may impact our financial results, our clinical development programs might not be successful or regulatory approvals might not be obtained, the outcome of pending patent litigation against the company may be unfavourable and have an adverse impact on our financial results, the risk that the proposed merger with Atrix will not be successfully completed or that the businesses will not be successfully integrated, the risk that, if the merger proceeds, risk factors relating to the business or products of Atrix will impact the combined company's results, and other risk factors which are described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.


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